                                                                      Exhibit 99
                             Joint Filer Information

Name:             Lime Rock Partners GP V, L.P.

Address:          274 Riverside Avenue
                  Westport, CT 06680
                  Attention: Saad Bargarch
                             Kris Agarwal

Designated Filer: Lime Rock Partners V, L.P.

Issuer & Ticker Symbol: Allis-Chalmers Energy Inc. (ALY)

Date of Event Requiring Statement: June 26, 2009

                                        Lime Rock Partners GP V, L.P.

                                        By: LRP GP V, Inc., its general partner

                                        By: /s/ John T. Reynolds   July 6, 2009
                                           ---------------------   ------------
                                        Name:   John T. Reynolds   Date
                                        Title:  Director

Name:             LRP GP V, Inc.

Address:          274 Riverside Avenue
                  Westport, CT 06680
                  Attention: Saad Bargarch
                             Kris Agarwal

Designated Filer: Lime Rock Partners V, L.P.

Issuer & Ticker Symbol: Allis-Chalmers Energy Inc. (ALY)

Date of Event Requiring Statement: June 26, 2009

                                        LRP GP V, Inc.

                                        By: /s/ John T. Reynolds   July 6, 2009
                                           ---------------------   ------------
                                        Name:   John T. Reynolds   Date
                                        Title:  Director